UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 12, 2012

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 12, 2012, TCF Financial Corporation (the “Company”) completed steps taken to reposition its balance sheet to reduce higher cost borrowings, reduce balance sheet risk and improve future earnings potential.  As part of the transaction, the Company has extinguished $3.6 billion of borrowings through the repayment of $2.1 billion of Federal Home Loan Bank (“FHLB”) advances and the termination of $1.5 billion of borrowings under term repurchase agreements.  The Company also sold $1.9 billion of mortgage backed securities that were all issued by U.S. government-sponsored enterprises and had a weighted average yield of 3.8%.  The securities were sold to J.P. Morgan Securities Inc.

The Company funded the extinguishment with $2.1 billion of floating and fixed rate FHLB advances and the sale of the mortgage backed securities.  As a result of these steps to reposition the balance sheet, the Company has infused cash, originally intended for redemption of the trust preferred securities, into TCF National Bank.  The Company will reevaluate the redemption of the trust preferred securities upon the occurrence of a capital treatment event or at their call date of August 15, 2013, when the trust preferred securities become redeemable.

These actions will result in a net after-tax charge of $293 million, or a loss of $1.85 per share, which will be recorded during the first quarter of 2012.  Additionally, the Company’s capital ratios will be reduced slightly as a result of these transactions.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company expects to make presentations related to its balance sheet repositioning and other business updates.  Information is being furnished herein in Exhibit 99.2 with respect to presentations to investors and others that may be made by executive officers of the Company.  These materials are dated as of March 13, 2012, and the Company does not undertake to update the materials after that date.

The presentation is also available on the Investor Relations section of the Company’s web site at http://ir.tcfbank.com.  The Company’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.

Information contained in this item 7.01, including Exhibit 99.2 shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit 99.2 be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 13, 2012
99.2	Investor Presentation of TCF Financial Corporation, dated March 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper,
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones, Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President,
Controller and Managing Director,
Corporate Development
(Principal Accounting Officer)

Dated:  March 13, 2012

3